Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of Western Alliance Bancorporation on Form S-4 of our report, dated February 11, 2005, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our Firm under the caption “Experts” in such proxy statement/prospectus.

/s/ McGladrey & Pullen LLP
McGLADREY & PULLEN, LLP

Las Vegas, Nevada
February 15, 2006
McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.